UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2015

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 3, 2015, SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a credit agreement by and among the Partnership, Haverhill Coke Company LLC, Haverhill Cogeneration Company LLC, Middletown Coke Company, LLC, Middletown Cogeneration Company LLC, SunCoke Lake Terminal LLC, SunCoke Logistics LLC, Marigold Dock, Inc., Ceredo Liquid Terminal, LLC, Kanawha River Terminals, LLC, Gateway Energy & Coke Company, LLC and Gateway Cogeneration Company LLC, as joint and several as joint and several borrowers (the “Borrowers”), the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent (the “Credit Agreement”).

The Credit Agreement provides for a new $50 million secured term loan facility (the “Term Loan Facility”). Indebtedness under the Term Loan Facility will bear interest, at the Partnership’s option, at a rate per annum equal to either the adjusted Eurodollar Rate (which means the London Interbank Offered Rate (“LIBOR”), adjusted for eurocurrency reserve requirements) for interest periods of one, two, three or six months plus a specified margin, or the Alternate Base Rate, plus a specified margin. The Alternate Base Rate is a fluctuating rate equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate of interest publicly announced from time to time by Bank of America as its “prime rate” and (c) LIBOR plus 1.0%. The specified margin ranges from 1.00% to 1.50% for loans bearing interest at the Alternate Base Rate and ranges from 2.00% to 2.50% for loans bearing interest at the adjusted Eurodollar Rate. The specified margin is calculated based upon the Partnership’s consolidated total leverage ratio from time to time.

Commencing in December 2017, the Borrowers will repay the outstanding principal amount of borrowings under the Term Loan Facility in installments of $1,250,000 each on the last business day of each March, June, September and December through March 2019. The Term Loan Facility will mature on May 9, 2019, at which time all amounts then outstanding under the Term Loan Facility will become due. Mandatory prepayments also will be required for certain sales of the Partnership’s assets or incurrence of additional indebtedness.

The Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, limitations on the ability of the Borrowers to (i) incur indebtedness, (ii) make distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge.

The Credit Agreement also contains financial covenants requiring the Partnership to maintain:

•	A maximum consolidated total debt to EBITDA ratio not to exceed 4.5 to 1.0 for any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending December 31, 2015 and for every fiscal quarter thereafter until the maturity of the Term Loan Facility; provided, however, that this ratio will be subject to an 0.5 increase during the remainder of any fiscal quarter and the two complete fiscal quarters following certain acquisitions with a fair market value greater than $50.0 million; and

•	A minimum EBITDA to interest expense ratio of 2.5 to 1.0 for any four consecutive fiscal quarter period.

If an event of default (as such term is defined in the Credit Agreement) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility, termination of the lenders’ commitments thereunder, and all remedial actions available to a secured creditor.

The obligations under the Credit Agreement are guaranteed by certain of the Partnership’s subsidiaries and secured by liens on substantially all of the Partnership’s and the guarantors’ assets pursuant to a Guarantee and Collateral Agreement, dated as of November 3, 2015, among the Partnership, the subsidiaries of the Partnership party thereto and Bank of America, N.A, as administrative agent and collateral agent for the secured parties.

The Partnership intends to use the proceeds of borrowings under the Term Loan Facility either to:

(1) consummate one or more transactions resulting in: (a) the termination of the Partnership’s obligations under the assumption agreement whereby the Partnership (in connection with its acquisition of a 23% limited liability company interest in Gateway Energy & Coke Company, LLC on August 12, 2015) had assumed full responsibility for the repayment of $44.6 million principal amount of SunCoke Energy, Inc.’s 7.625% senior unsecured notes due August 2019 (the “SunCoke 2019 Notes”), and (b) the Partnership therefore having no further liability with respect to the SunCoke 2019 Notes; or

(2) finance the redemption of all or a portion of the SunCoke 2019 Notes.

The balance of proceeds will be used for general corporate, partnership and limited liability company purposes, including the repayment of indebtedness for borrowings outstanding under that certain revolving credit agreement, dated as of January 24, 2013, by and among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in a manner not prohibited by the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the actual terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K, or the exhibits hereto, that state the Partnership’s or management’s expectations or predictions of future events and results are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Actual events and/or results could differ materially from those projected in such forward-looking statements. Factors that could affect such events or results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	$50,00,000 Term Loan Credit Agreement, dated as of November 3, 2015, by and among SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Haverhill Cogeneration Company LLC, Middletown Coke Company, LLC, Middletown Cogeneration Company LLC, SunCoke Lake Terminal LLC, SunCoke Logistics LLC, Marigold Dock, Inc., Ceredo Liquid Terminal, LLC, Kanawha River Terminals, LLC, Gateway Energy & Coke Company, LLC and Gateway Cogeneration Company LLC, as joint and several as joint and several borrowers (the “Borrowers”), the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: November 9, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	$50,00,000 Term Loan Credit Agreement, dated as of November 3, 2015, by and among SunCoke Energy Partners, L.P., Haverhill Coke Company LLC, Haverhill Cogeneration Company LLC, Middletown Coke Company, LLC, Middletown Cogeneration Company LLC, SunCoke Lake Terminal LLC, SunCoke Logistics LLC, Marigold Dock, Inc., Ceredo Liquid Terminal, LLC, Kanawha River Terminals, LLC, Gateway Energy & Coke Company, LLC and Gateway Cogeneration Company LLC, as joint and several as joint and several borrowers (the “Borrowers”), the several lenders party thereto from time to time and Bank of America, N.A., as administrative agent